Exhibit 10.1

 CONVERTIBLE PROMISSORY NOTE
$650,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT A-07192010

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below on the signature page, Clear-Lite Holdings, Inc. as Obligor ("Borrower,” or “Obligor”), hereby promises to pay to the Lender (“Lender” or “Holder”), as defined below on the signature page, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Lender" shall be:	JMJ Financial / Its Principal, or Its Assignees
The "Principal Sum" shall be:	$650,000 (six hundred fifty thousand US Dollars) Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$650,000 (six hundred fifty thousand US dollars) in the form of cash payment by wire or check as set forth in the attached Funding Schedule and corresponding Registration Rights Agreement.
The "Interest Rate" shall be:

10% one-time interest charge on the Principal Sum.   No interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.

The "Conversion Price" shall be the following price:

As applied to the Conversion Formula set forth in 2.2, the lesser of (a) $0.10 or 65% (sixty five percent) of the average of the two lowest closing prices in the 22 trading days prior to the conversion; as applies to Clear-Lite Holdings, Inc. voting common stock.

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	July 19, 2013
Registration Rights shall be:	Registration rights of the common shares underlying this note are set forth in the corresponding Registration Rights Agreement.
The “Prepayment Terms” shall be:	Prepayment is not permitted without the consent of the Lender.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1  Interest Rate. Subject to the Holder's right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

1.2 Payable on Demand.  This Note is payable on demand in an amount not to exceed the cash amount paid in as set forth in the attached Funding Schedule.

ARTICLE 2 CONVERSION RIGHTS

The Holder will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1 Conversion Rights and Cashless Exercise. Subject to the terms set forth in Section 2.7, the Holder will have the right at its election from and after the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of Clear-Lite Holdings, Inc. (as such stock exists on the date of issuance of this Note, or any shares of capital stock of Clear-Lite Holdings, Inc.  into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder.  Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of Clear-Lite Holdings, Inc.   Shares from any such conversion will be delivered to Holder by 2:30pm EST within 3 (three) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment).

2.2. Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price.

# Shares = Conversion Amount
     Conversion Price

2.3. This section 2.3 intentionally left blank.

2.4. This section 2.4 intentionally left blank.

2.5 Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.6. Delivery of Conversion Shares.  Shares from any such conversion will be delivered to Holder by 2:30pm EST within 3 (three) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment).  If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower. The Company will make its best efforts to deliver shares to Holder same day / next day.

2.7. This section 2.7 intentionally left blank.

ARTICLE 3 MISCELLANEOUS

3.1. Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

3.2. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.3. Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

3.4. Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida.  Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

3.5. Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.6. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

3.7. No Public Announcement. Except as required by law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

3.8. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel.  Holder also has the right to have any such opinion provided by Borrower’s counsel.

3.9. Director’s Resolution.  Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director’s resolution resolving that this note is validly issued, paid, and effective.

BORROWER[S]:

/s/ Thomas Irvine	/s/ Paul Niedermeyer
Thomas Irvine	Paul Niedermeyer
CEO Clear-Lite Holdings, Inc.	VP of Operations Clear-Lite Holdings, Inc.

LENDER/HOLDER:

/s/ JMJ Financial
JMJ Financial / Its Principal

FUNDING SCHEDULE

▪	$115,000 paid to borrower within 5 business days of execution and closing of this agreement.

▪	$50,000 paid to Borrower within 5 business days of filing of the registration statement, and that registration statement must be filed within 30 days of the execution of this agreement.

▪	$50,000 paid to Borrower within 5 business days of the earlier of (a) filing of the first amended registration statement or (b) the SEC declaring the registration statement effective.

▪
$150,000 paid to Borrower within 10 business days of notice of effective registration statement, and that registration statement must be effective no later than 135 days from the execution of this agreement.

▪
$150,000 paid to Borrower within 30 business days of notice of effective registration statement, and that registration statement must be effective no later than 135 days from the execution of this agreement.

▪
$135,000 paid to Borrower within 60 business days of notice of effective registration statement, and that registration statement must be effective no later than 135 days from the execution of this agreement.

Conditions to Funding Each Payment:

▪	If at the time of an payment the Borrower’s common stock is less than $0.05 per share, the Holder shall fund that payment adjusted as follows:

Adjusted Payment = (current share price/$0.05)*scheduled payment amount

For example, if at the time of the second $50,000 payment the share price is $0.03 per share, then the adjusted payment would be ($0.03/$0.05)*$50,000 = $30,000

▪	At the time of each payment interval, the total dollar trading volume of Borrower’s common stock for the previous 22 trading days must be at least $500,000 (five hundred thousand).

o	If within 90 days from the date of this agreement, then this condition will not apply to the first three payments ($115,000, $50,000, and $50,000).
o	If beyond 90 days from the date of this agreement, then this condition will apply to the first three payments ($115,000, $50,000, and $50,000).
o	This condition will apply to the last three payments ($150,000, $150,000, and $135,000) at all times.

▪	At the time of each payment interval, there shall not exist an event of default as described within any of the agreements between Borrower and Holder.

SAMPLE

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert a portion of the Note issued by Clear-Lite Holdings, Inc. into Shares of Common Stock of Clear-Lite Holdings, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:________________________________________________

Conversion Amount:__________________________________________________

Conversion Price:__________________________________________________

Shares To Be Delivered:_____________________________________________

Signature:________________________________________________________

Print Name:______________________________________________________

Address:________________________________________________________

_______________________________________________________________

 _______________________________________________________________

Shares from any such conversion will be delivered to Holder by 2:30pm EST within 3 (three) business days of conversion notice by “DWAC/FAST” electronic transfer in accordance with Section 2.6.

SHARE DELIVERY ATTACHMENT

EXAMPLE

2.6. Delivery of Conversion Shares.  Shares from any such conversion will be delivered to Holder by 2:30pm EST within 3 (three) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment).  If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower. The Company will make its best efforts to deliver shares to Holder same day / next day.

Example:

Holder delivers conversion notice to Borrower at 5:15pm eastern time on Monday January 1st.

Borrower’s transfer agent must deliver shares to Holder’s broker via “DWAC/FAST” electronic transfer by no later than 2:30pm eastern time on Thursday January 4th.